EXHIBIT 10.3

THE DATE OF THIS NOTE IS: September 17, 2002

                            FREEDOM OIL & GAS, INC.

$15,000.00          Promissory Note

     FREEDOM OIL & GAS, INC., a Nevada corporation (the "Company" or "Maker"), for value received, hereby promises to pay to the order of Kenneth K. Gowdy (the "Holder" or "Investor") or order, the principal amount of Fifteen Thousand Dollars ($15,000), with simple interest on the unpaid balance thereof from the date hereof at the rate of twelve percent (12%) per annum. The principal balance of this Note shall mature, together with any unpaid and accrued interest, being due and payable, on or before December 31, 2002 (the "Due Date"). Payments of interest and principal shall be made in lawful money of the United States of America at Holder's address set forth on the signature page hereto or at such other place in the United States as Holder shall have designated to the Company in writing. This Note may be prepaid, in whole or in part, before the Due Date without penalty. In the event Maker fails to pay any sum due hereunder on the date when such payment is due and payable as provided herein, after fifteen (15) days written notice from Holder to Maker, Maker agrees to compensate Holder for reasonable attorneys fees, court costs, and any other additional charges Holder may incur as a result of such default.

     1.1 Notices. Any notice required or permitted under this Note shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party at the address set forth below for such party, or at such other address as either party may designate by ten (10) days advance written notice to the other party.

     1.2 Binding Effect. This Security Agreement shall bind and inure to the benefit of the parties, their legal representatives, successors and permitted assigns.

     1.3 Governing Law. This Note shall be governed by and construed and enforced in accordance with the laws of the State of Texas without giving effect to conflicts of law principles.

                                    MAKER:

                                    FREEDOM OIL & GAS, INC.


                                    By:    /S/ J. David Gowdy
                                    J. David Gowdy, President